UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2016 (March 17, 2016)

NAKED BRAND GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37662	99-0369814
(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

10th Floor – 95 Madison Avenue, New York, NY 10016
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 212.851.8050

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

CFO Retirement

Effective March 17, 2016 (the “Retirement Date”), Michael Flanagan retired, and as such, ended his service as Chief Financial Officer and Chief Operating Officer of Naked Brand Group Inc. (“Naked”). Mr. Flanagan’s retirement was coordinated with the appointment of Naked’s Vice President of Finance, Kai-Hsiang Lin, as further described below, to ensure a timely and efficient transition of financial management and administrative responsibilities.

In connection with his retirement, Naked entered into a separation agreement with Mr. Flanagan, dated March 17, 2016 (the “Separation Agreement”), pursuant to which Mr. Flanagan will receive (i) severance payment equal to one hundred thousand dollars ($100,000), which is the equivalent of six (6) months of severance pay, payable in equal monthly installments and (ii) a payment equal to accrued and unused vacation time through the Retirement Date. Additionally, unvested stock options shall continue to vest in accordance with such options’ terms and vested options will be exercisable until ninety (90) days after the Retirement Date at which time the vested options will expire.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which will be filed as an exhibit to Naked’s Annual Report on Form 10-K for the year ended January 31, 2016.

Officer Appointment

Effective March 22, 2016 and in connection with the retirement of Mr. Flanagan, Naked’s Board of Directors appointed Kai-Hsiang Lin to serve as Naked’s Vice President of Finance and in the capacity as Naked’s principal financial officer until the earlier of a successor’s appointment or his resignation.

Mr. Lin, age 52, has been an employee of Naked since February 2016. From March 2014 to February 2016, Mr. Lin was Corporate Controller for HVS Global Hospitality Services, a leading consulting and services organization focused on the hotel, mixed-use, share ownership, gaming and leisure industries. From June, 1991 to February, 2014, Mr. Lin was Corporate Controller for The Good Stuff Company, LLC, a distributor and manufacturer of licensed toys and novelties, and a nationwide toy crane service operator with more than 200 employees nationwide. Mr. Lin holds a BBA in Accounting from the Fu-Jen Catholic University in Taipei, Taiwan, and an MBA in Computer Information Systems from Baruch College, CUNY, New York.

As compensation for his services to Naked, Naked has agreed to pay Mr. Lin a base salary of one hundred and forty thousand dollars ($140,000) per year. Mr. Lin will also be entitled to participate in Naked’s employee benefit plans.

There are no arrangements or understandings between Mr. Lin and any other persons pursuant to which he was selected as Vice President of Finance. There are also no family relationships between Mr. Lin and any director or executive officer of Naked and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAKED BRAND GROUP INC.
By: /s/ Joel Primus
Joel Primus
President

Date: March 23, 2016